Exhibit (a)(4)

                          EATON VANCE MUNICIPALS TRUST

                         Amendment of Establishment and
                         Designation of Series of Shares
                    of Beneficial Interest, Without Par Value

                      (as amended effective June 16, 2003)

     WHEREAS, the Trustees of Eaton Vance Municipals Trust, a Massachusetts business trust (the "Trust"), have previously designated separate series (or "Funds"); and

     WHEREAS, the Trustees now desire to add Class C Shares to Eaton Vance California Municipals Fund and Eaton Vance New York Municipals Fund pursuant to
Section 5.1 of Article V of the Trust's Amended and Restated Declaration of Trust dated January 11, 1993 (the "Declaration of Trust");

     NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust, hereby divide the shares of beneficial interest of the Trust into sixty separate series ("Funds"), each Fund to have the following special and relative rights:

     1. The Funds shall be designated as follows effective June 16, 2003:

Eaton Vance Alabama Municipals Fund             Eaton Vance Mississippi Municipals Fund
Eaton Vance Arizona Municipals Fund             Eaton Vance Missouri Municipals Fund
Eaton Vance Arkansas Municipals Fund            Eaton Vance National Municipals Fund
Eaton Vance California Municipals Fund          Eaton Vance New Jersey Municipals Fund
Eaton Vance Colorado Municipals Fund            Eaton Vance New York Municipals Fund
Eaton Vance Connecticut Municipals Fund         Eaton Vance North Carolina Municipals Fund
Eaton Vance Florida Municipals Fund             Eaton Vance Ohio Municipals Fund
Eaton Vance Georgia Municipals Fund             Eaton Vance Oregon Municipals Fund
Eaton Vance Kentucky Municipals Fund            Eaton Vance Pennsylvania Municipals Fund
Eaton Vance Louisiana Municipals Fund           Eaton Vance Rhode Island Municipals Fund
Eaton Vance Maryland Municipals Fund            Eaton Vance South Carolina Municipals Fund
Eaton Vance Massachusetts Municipals Fund       Eaton Vance Tennessee Municipals Fund
Eaton Vance Michigan Municipals Fund            Eaton Vance Virginia Municipals Fund
Eaton Vance Minnesota Municipals Fund           Eaton Vance West Virginia Municipals Fund
Eaton Vance Mississippi Municipals Fund

     2. Each Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statements under the Securities Act of 1933 and the Investment Company Act of 1940. Each share of beneficial interest of each Fund ("share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund, all as provided in the

Declaration of Trust. The proceeds of sales of shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund.

     3. Shareholders of each Fund shall vote separately as a class to the extent provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940.

     4. The assets and liabilities of the Trust shall be allocated among the above-referenced Funds as set forth in Section 5.5 of Article V of the Declaration of Trust, except as provided below:

          (a) Costs incurred by each Fund in connection with its organization and start-up, including Federal and state registration and qualification fees and expenses of the initial public offering of such Fund's shares, shall (if applicable) be borne by such Fund and deferred and amortized over the five year period beginning on the date that such Fund commences operations.

          (b) Reimbursement required under any expense limitation applicable to the Trust shall be allocated among those Funds whose expense ratios exceed such limitation on the basis of the relative expense ratios of such Funds.

          (c) The liabilities, expenses, costs, charges and reserves of the Trust (other than the management and investment advisory fees or the organizational expenses paid by the Trust) which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on an equitable basis as determined by the Trustees.

     5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created, or to otherwise change the special and relative rights of any such Fund, and to terminate any Fund or add additional Funds as provided in the Declaration of Trust.

     6. Any Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. The Trustees may also at any time sell and convert into money all the assets of any Fund. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of such Fund, the Trustees shall distribute the remaining assets of such Fund ratably among the holders of the outstanding shares. Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in this paragraph 6, the Fund shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder with respect to such Fund and the right, title and interest of all parties with respect to such Fund shall be canceled and discharged.

     7. The Declaration of Trust authorizes the Trustees to divide each Fund and any other series of shares into two or more classes and to fix and determine the relative rights and preferences as between, and all provisions applicable to, each of the different classes so established and designated by the Trustees. For purposes of allocating liabilities among classes, each class of a series shall be treated in the same manner as a separate series.

     The Funds shall have classes of shares designated as follows:

       Classes A and B
       ---------------

Eaton Vance Alabama Municipals Fund                     Eaton Vance Mississippi Municipals Fund
Eaton Vance Arizona Municipals Fund                     Eaton Vance Missouri Municipals Fund
Eaton Vance Arkansas Municipals Fund                    Eaton Vance New Jersey Municipals Fund
Eaton Vance Colorado Municipals Fund                    Eaton Vance North Carolina Municipals Fund
Eaton Vance Connecticut Municipals Fund                 Eaton Vance Ohio Municipals Fund
Eaton Vance Florida Municipals Fund                     Eaton Vance Oregon Municipals Fund
Eaton Vance Georgia Municipals Fund                     Eaton Vance Pennsylvania Municipals Fund
Eaton Vance Kentucky Municipals Fund                    Eaton Vance Rhode Island Municipals Fund
Eaton Vance Louisiana Municipals Fund                   Eaton Vance South Carolina Municipals Fund
Eaton Vance Maryland Municipals Fund                    Eaton Vance Tennessee Municipals Fund
Eaton Vance Michigan Municipals Fund                    Eaton Vance Virginia Municipals Fund
Eaton Vance Minnesota Municipals Fund                   Eaton Vance West Virginia Municipals Fund

       Classes A, B and C
       ------------------

Eaton Vance California Municipals Fund                  Eaton Vance New York Municipals Fund

       Classes A, B, C and I
       ---------------------

Eaton Vance National Municipals Fund

       Classes A, B and I
       ------------------

Eaton Vance Massachusetts Municipals Fund

     The Trustees may designate additional classes in the future.

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
Dated:  June 16, 2003


/s/ Jessica M. Bibliowicz                   /s/ William H. Park
------------------------------------        ------------------------------------
Jessica M. Bibliowicz                       William H. Park


/s/ Donald R. Dwight                        /s/ Norton H. Reamer
------------------------------------        ------------------------------------
Donald R. Dwight                            Norton H. Reamer


/s/ James B. Hawkes                         /s/ Lynn A. Stout
------------------------------------        ------------------------------------
James B. Hawkes                             Lynn A. Stout


/s/ Samuel L. Hayes, III
------------------------------------
Samuel L. Hayes, III

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